EXHIBIT 23.3 CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated March 31, 2014, with respect to the consolidated financial statements of United Development Funding, L.P. as of December 31, 2013 and 2012, and for the years then ended, as an exhibit to the Annual Report on Form 10-K of United Mortgage Trust for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission.

Dallas, Texas

March 31, 2014